Exhibit 99.1

Porch Group announces catastrophic weather events impact for Q2 2023, and will release second quarter 2023 earnings on August 8, 2023

SEATTLE, July 20, 2023 (GLOBE NEWSWIRE) -- Porch Group, Inc. (“Porch” or “the Company”) (NASDAQ: PRCH), a leading vertical software company reinventing the home services and insurance industries, ahead of its second quarter 2023 earnings, today announced an estimated $18 million catastrophic weather (“cat”) impact in the second quarter of 2023, due to extreme weather events in June.

The second quarter is often the worst and riskiest weather quarter of the year for Porch. The second quarter 2023 was on track until extreme weather events occurred, including wind, thunderstorm and hail events in Texas in mid and late June, which resulted in an estimated $5.0 billion1 in combined industry-wide claims. This will negatively impact operating results2 in the second quarter within the Insurance Segment. Porch preliminarily estimates the extreme weather resulted in a $18 million loss, net of third-party reinsurance. These were uncommon cat weather events compared to historic trends and therefore not included within our full year 2023 guidance.

“I’m proud of our team for serving our customers quickly and effectively after these difficult weather events. At Porch, our experienced underwriters continue to use our unique data and analysis of historic trends to evaluate risk when writing insurance policies. Like everyone in the industry, we cannot predict these unfortunate and uncommon weather events, but we will continue to seek to increase prices to ensure we are setup well as we look ahead.  Outside of this event, our business is performing well, and we continue to expect to launch the Porch Insurance Reciprocal Exchange later this year, once approved by the Texas Department of Insurance.” Matt Ehrlichman, Chief Executive Officer.

Porch will provide a further update when it reports its second quarter financial results for the period ended June 30, 2023, after markets close on Tuesday, August 8, 2023.

1 Source: Property Claims Services Catastrophe Bulletin for events 2348 and 2351.

2 Referring to Revenue less cost of revenue, Adjusted EBITDA and Net Loss.

Q2 2023 Earnings Conference Call

Porch management will host a live webinar to discuss the financial results and business followed by Q&A on Tuesday, August 8, 2023, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A presentation to accompany the discussion will be posted on the company website along with a press release and other supplemental financial information.

All are invited to listen to the event by registering for the webinar link. A replay of the webinar will also be available in the Investors section of Porch’s corporate website.

About Porch Group

Seattle-based Porch Group, Inc., the vertical software platform for the home, provides software and services to approximately 30,600 home services companies such as home inspectors, mortgage companies and loan officers, title companies, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch Group provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, warranty, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch Group, visit porchgroup.com or porch.com.

Investor Relations Contact:

Lois Perkins, Head of Investor Relations
Porch Group, Inc.
Loisperkins@porch.com

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.   Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, assumptions, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or similar expressions.

The forward-looking statements in this release provide preliminary information based on the Company’s current estimates and expectations, and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end close processes. The estimates and assumptions underlying the forward-looking statements, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain.  Factors that may cause actual results to differ materially from current expectations include, but are not limited to:  (1) expansion plans and opportunities, and managing growth, to build a consumer brand; (2) the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes; (3) economic conditions, especially those affecting the housing, insurance, and financial markets; (4) expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability; (5) existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection and taxation, and management’s interpretation of and compliance with such laws and regulations; (6) the Company’s reinsurance program, which includes the use of a captive reinsurer, the success of which is dependent on a number of factors outside management’s control, along with reliance on reinsurance to protect us against loss; (7) uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses or strategic initiatives, including the reciprocal restructuring, and other matters within the purview of insurance regulators; (8) reliance on strategic, proprietary relationships to provide the Company with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers; (9) the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner;

(10) changes in capital requirements, and the ability to access capital when needed to provide statutory surplus; (11) the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability and performance; (12) retaining and attracting skilled and experienced employees; (13) costs related to being a public company; and (14) other risks and uncertainties discussed in Part I, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2022, and in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as those discussed in subsequent reports filed with the Securities and Exchange Commission (“SEC”), all of which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.